EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.:	CUSIP No.:	PRINCIPAL AMOUNT:
R-1		1,325,000 Units, $10 principal amount per Unit ($13,250,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

Strategic Return Notes®

(the “Notes”)

MODEL:	MODEL SPONSOR:	ORIGINAL ISSUE DATE:
Merrill Lynch Factor Model	Merrill Lynch International	December 6, 2007

MATURITY DATE:	STARTING VALUE:	MODEL ADJUSTMENT FACTOR:
December 6, 2012	1,578.67	1.0%

CALCULATION AMOUNT:	EXCHANGE MONTH:	DEFAULT RATE:
$9.90 per Unit	November of each year from and including 2008 to and including 2011	the then current Federal Funds Rate, reset daily, as defined under OTHER PROVISIONS below, reset daily

CALCULATION AGENT:	DENOMINATIONS:	SPECIFIED CURRENCY:
Merrill Lynch, Pierce, Fenner & Smith Incorporated (unless otherwise specified)	integral multiples of $10 Principal Amount, (each, a “Unit”) (unless otherwise specified)	United States dollar (unless otherwise specified)

MODEL BUSINESS DAY:

a day on which the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and the Nasdaq Stock Market (the “Nasdaq”) are open for trading and the Model or any Successor Model (as defined below) is calculated and published

OTHER PROVISIONS:

“Federal Funds Rate” means:

(1)	the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day (as defined below) following that interest determination date, or

(4)	if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) per Unit on the Maturity Date or the Exchange Amount (as defined below) per Unit on an Exchange Date (as defined below).

Payment or delivery of the Redemption Amount or Exchange Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment on the Maturity Date

On the Maturity Date, a Holder shall receive a cash payment per Unit equal to the Redemption Amount per Unit. The “Redemption Amount” per Unit of this Global Note shall be determined by the Calculation Agent and shall equal:

Calculation Amount ×	(	Ending Value	)
Starting Value

For the purpose of determining the Redemption Amount, the “Ending Value” shall be determined by the Calculation Agent and shall equal the average of the closing levels of the Model, as reduced by the Model Adjustment Factor in the manner described below, determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value shall equal the average of the closing levels of the Model on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing level of the Model on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing level of the Model determined (or, if not determinable, estimated by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the last scheduled Model Business Day in the Calculation Period, regardless of the occurrence of a Securities Disruption Event (as defined below) on that scheduled Model Business Day.

The Ending Value shall reflect an annual reduction equal to the Model Adjustment Factor that shall be applied and accrued daily on the basis of a 365-day year to the benefit of the Calculation Agent.

The “Calculation Period” means the first five Model Business Days from and including the seventh scheduled Model Business Day before the Maturity Date to and including the second scheduled Model Business Day before the Maturity Date.

A “Calculation Day” means any Model Business Day during the Calculation Period on which a Securities Disruption Event has not occurred.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Exchange of the Notes Prior to the Maturity Date

This Global Note may be exchanged in whole or in part at the option of a Holder in whole Denominations for a cash payment per Unit equal to the Exchange Amount per Unit during any Banking Business Day (as defined below) that occurs during an Exchange Notice Period (as defined below) by delivery of written notice from the Holder to the Trustee (as defined below) (in the form of Annex A attached hereto). To the extent that this Global Note is exchanged in part, the Principal Amount shall be reduced by the amount so exchanged and the Principal Amount then outstanding shall be as maintained in the records of the Trustee.

An “Exchange Notice Period” means the period from and including the first calendar day of the applicable Exchange Month to and including 12:00 noon in The City of New York on the fifteenth calendar day during the applicable Exchange Month. If the fifteenth calendar day of the applicable Exchange Month is not a Banking Business Day, then the Exchange Notice Period shall be extended to 12:00 noon in The City of New York on the next succeeding Banking Business Day.

The “Exchange Amount” per Unit shall be equal to the Redemption Amount per Unit, calculated as if the Exchange Date were the Maturity Date, except that the Ending Value shall be equal to the closing level of the Model, as reduced by the Model Adjustment Factor in the manner described above, on the Exchange Date.

An “Exchange Date” shall be the third Model Business Day following the end of the applicable Exchange Notice Period. If a Securities Disruption Event occurs on the third Model Business Day following an Exchange Notice Period, the Exchange Date for that year shall be the next succeeding Model Business Day on which a Securities Disruption Event does not occur. The Exchange Amount shall be paid three Banking Business Days after the Exchange Date.

A “Banking Business Day” means any day other than a Saturday or Sunday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Adjustments to the Model; Securities Disruption Events

If at any time the Model Sponsor makes a material change in the formula for or the method of calculating the Model or in any other way materially modifies the Model so that the Model does not, in the opinion of the Calculation Agent, fairly represent the level of the Model had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Model is to be calculated, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a model comparable to the Model as if those changes or modifications had not been made, and calculate the closing level with reference to the Model, as so adjusted.

“Securities Disruption Event” means any of the following events as determined by the Calculation Agent:

(A)	a Market Disruption Event;

(B)	failure by the Model Sponsor or the Model Calculator (as defined below) to publish the closing value of the Model; or

(C)	any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the Notes that the Company or its affiliates have effected or may effect.

“Market Disruption Event” means the occurrence or existence of (i) the failure of the applicable Factor Publisher (as defined below) to publish a closing level for a Model Factor as of the applicable Valuation Time (as defined below) or (ii) an Exchange Disruption (as defined below) which the Model Sponsor determines is material at any time during the one-hour period that ends at the relevant Valuation Time or for any period of more than two hours during the relevant trading day.

“Model Calculator” means Dow Jones & Company, Inc., or another party designated by the Model Sponsor.

“Factor Publisher” means each of Standard & Poor’s, a division of The McGraw Hill Companies, Inc., the IntercontinentalExchange, Inc., the Frank Russell Company and MSCI.

“Model Factor” means each of the S&P 500 Total Return Index, U.S. Dollar Index, MSCI EAFE US Dollar Net Total Return Index, MSCI Emerging Markets Free US Dollar Net Total Return Index, Russell 2000 Total Return Index and one-month USD LIBOR.

“Valuation Time” means, in respect of each Model Factor, (i) the scheduled time for the publication by the Factor Publisher of the closing level of a Model Factor or (ii), in the case of an Exchange Disruption, the close of trading on the relevant Exchange on which a Model Security is traded.

“Exchange Disruption” means any event that disrupts or impairs (as determined by the Model Sponsor) the ability of market participants in general (i) to effect transactions in, or obtain market values for, any Model Securities, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to a Model Security on any relevant Related Exchange (as defined below).

“Exchange” means, in respect of each Model Factor comprising the Model, any stock exchange on which a Model Security that is part of that Model Factor is traded and/or any successor stock exchange or trading system on which that Model Security is traded. In the event that a Model Security is listed on more than one exchange or quotation system, the Model Sponsor shall select an exchange or quotation system.

“Model Security” means any security traded on an Exchange or a Related Exchange and constituting a Model Factor.

“Related Exchange” means, in respect of a Model Security, each exchange, quotation or market system on which options contracts and futures contracts relating to such Model Security are traded, any successor to such exchange, quotation or market system or any substitute exchange, quotation or market system to which trading in futures or options contracts relating to the Model has temporarily relocated; provided that the Model Sponsor has determined that there is comparable liquidity relative to the futures or options contracts relating to the Model Security on such temporary substitute exchange, quotation or market system as on the original Related Exchange.

Discontinuance of the Model

If the Model Sponsor discontinues publication of the Model and the Model Sponsor or another entity publishes a successor or substitute model that the Calculation Agent determines, in its sole discretion, to be comparable to the Model (a “Successor Model”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent shall substitute the Successor Model as calculated by the Model Sponsor or any other entity for the Model and calculate the Ending Value as described above under “Payment on the Maturity Date” or “Exchange of the Notes Prior to the Maturity Date”, as applicable. Upon any selection by the Calculation Agent of a Successor Model, the Company shall cause notice to be given to Holders of this Global Note.

In the event that the Model Sponsor discontinues publication of the Model and:

•	the Calculation Agent does not select a Successor Model; or

•	the Successor Model is not published on any of the Calculation Days,

the Calculation Agent shall compute a substitute level for the Model in accordance with the procedures last used to calculate the Model before any discontinuance. If a Successor Model is selected or the Calculation Agent calculates a level as a substitute for the Model as described below, the Successor Model or level shall be used as a substitute for the Model for all purposes, including the purpose of determining whether a Securities Disruption Event exists.

If the Model Sponsor discontinues publication of the Model before the Calculation Period and the Calculation Agent determines that no Successor Model is available at that time, then on each Business Day until the earlier to occur of:

•	the determination of the Ending Value; or

•	a determination by the Calculation Agent that a Successor Model is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause each value to be made available by telephone.

A “Business Day” means any day on which the NYSE, the AMEX and the Nasdaq are open for trading.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C and designated as Strategic Return Notes® which are due on the Maturity Date. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing the Notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit, shall be equal to the Redemption Amount per Unit, if any, calculated as though the date of acceleration were the Maturity Date.

In case of default in payment of this Global Note, whether on the Maturity Date or upon exchange or acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that such payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay with respect to each Unit the Redemption Amount per Unit or Exchange Amount per Unit, as applicable, hereof and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations, of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder and beneficial owner (by acceptance hereof) hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as a pre-paid cash-settled forward contract linked to the level of the Model.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ANNEX A

FORM OF

OFFICIAL NOTICE OF EXERCISE

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

Strategic Return Notes®

Linked to the Merrill Lynch Factor Model due December 6, 2012

Dated:

Merrill Lynch & Co., Inc.

15 Exchange Place

4th Floor

Jersey City, New Jersey 07302

Fax No.: (201) 593-7868

(Attn: Treasury)

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

as Calculation Agent

4 World Financial Center

25th Floor

New York, New York 10080

Fax No.: (212) 449-1897

The Bank of New York

Corporate Trust Administration

101 Barclay Street, Floor 8 West

New York, New York 10286

Fax No.: (212) 815-5704/5707

Dear Sir or Madam:

The undersigned holder of the Medium-Term Notes, Series C, Strategic Return Notes® Linked to the Merrill Lynch Factor Model due December 6, 2012 of Merrill Lynch & Co., Inc. (the “Notes”) hereby irrevocably elects to exercise with respect to the $                     principal amount of Notes indicated below, as of the date hereof, provided that such day is within the applicable Exchange Notice Period and subject to the restrictions as set forth under “Exchange of the Notes Prior to the Maturity Date” as described in the Pricing Supplement dated October 31, 2007 to the Prospectus Supplement and Prospectus dated March 31, 2006. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a

Annex A-1

copy to the fax number indicated, whereupon the Exchange Amount shall be delivered in cash, in accordance with the terms of the Notes described in the Pricing Supplement.

Very truly yours,

[Name of Holder]

By:
[Title]

[Fax No.]

Dated: _____________________________________

Please designate your DTC Participant’s name and Participant Number and provide contact information below:

Name of DTC Participant:

DTC Participant Number:
Client Reference No.( optional):

DTC Participant Contact Information
Name:
Telephone No.:
Facsimile No.:
Email:

Principal amount of Notes surrendered for exercise of the right to receive the Exchange Amount:

$

Signature:

NOTICE: The signature on this Official Notice of Exercise must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

* Your signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee for the securities, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Signature Guaranteed Stamp*:

Annex A-2

Receipt of the above Official Notice of Holder’s exchange right is hereby acknowledged

MERRILL LYNCH & CO., INC.,

as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Calculation Agent

By The Bank of New York

as Trustee

By:
Title:

Date and time of acknowledgment

Annex A-3

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)  ___________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                           attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.